UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 23, 2025

NORTHANN CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-41816	88-1513509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2251 Catawba River Rd
Fort Lawn,
SC
29714
(Address of Principal Executive Office) (Zip Code)

(916) 573 3803
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NCL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement with Kingsford Consultancy Ltd.

On November 23, 2025, the Northann Corp. (the “Company”) entered into an
a
sset
p
urchase
a
greement with Kingsford Consultancy Ltd. (“Kingsford”, and such agreement, the “Asset Purchase Agreement”).

Pursuant to the Asset Purchase Agreement, Kingsford agreed to provide to the Company certain proprietary software assets relating to a supply chain management system, including all related intellectual property rights therein (the “Software”), pursuant to the terms of the Asset Purchase Agreement.

As consideration for the Software, the Company agreed to pay $5,000,000 as the purchase price, by issuing 12,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “Kingsford Shares”), i.e. $0.40 per share, to a designee to be
designated by Kingsford.

The closing of the Asset Purchase Agreement is required to occur no later than three business days after all closing conditions are satisfied or waived, or at such other times as the parties may agree. The closing conditions include but not limited to, the approval of the issuance of the Kingsford Shares by the Company’s s tock
holders and the NYSE American. Kingsford represented and warranted, amongst others, that neither Kingsford nor its designee is an affiliate of the Company, and that the Kingsford Shares are being acquired for investment purposes only, without a view to distribution, and in compliance with all applicable securities laws.

The Kingsford Shares shall be issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Kingsford Shares shall constitute restricted securities and will bear a restrictive legend as set out under the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the Asset Purchase Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K.

Development Agreement with Asia Resource Holdings Limited

On November 23, 2025, the Company entered into a
d
evelopment
a
greement with Asia Resource Holdings Limited (“Asia Resource”, and such agreement, the “Development Agreement”).

Pursuant to the Development Agreement, Asia Resource agreed to develop and provide to the Company the NCL Customized Intelligent Decoration Platform, a customized software, including all intellectual property rights therein (the “Platform”).

As the consideration for the Platform, the Company agreed to pay $6,000,000, by issuing a total of 15,000,000 shares of the Company’s Common Stock

(the “Asia Resource Shares”)
, i.e. $0.40 per share, in two separate tranches of 8,000,000 shares and 7,000,000 shares, respectively, to a designee to be
designated by Asia Resource.

The first tranche of the Asia Resource Shares (i.e., 8,000,000 shares) shall be delivered by the Company within five business days after both of the Company’s s tock
holders and NYSE American approve the issuance of the Asia Resource Shares. Asia Resource should deliver the Platform within three business days after certain conditions set forth in the Development Agreement are satisfied
, including but not limited to the issuance of the first tranche of the Asia Resource Shares
. The second tranche of the Asia Resource Shares (i.e., 7,000,000 shares) shall be delivered by the Company within five business days after delivery of the Platform. Asia Resource represented and warranted, amongst others, that neither Asia Resource nor its designee is an affiliate of the Company, and that the Asia Resource Shares are being acquired for investment purposes only, without a view to distribution, and in compliance with all applicable securities laws.

The Asia Resource Shares shall be issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Asia Resource Shares shall constitute restricted securities and will bear a restrictive legend as set out under the Development Agreement.

The foregoing description of the Development Agreement does not purport to be complete, and is qualified in its entirety by reference to the Development Agreement, filed as Exhibit 10.2 to this Current Report on Form 8-K.

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Item 3.02. Unregistered Sales of Equity Securities.

The disclosures contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase Agreement by and between the Company and Kingsford Consultancy Ltd. dated November 23, 2025

10.2	Development Agreement by and between the Company and Asia Resource Holdings Limited dated November 23, 2025

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHANN CORP.

Date: November 24, 2025	By:	/s/ Lin Li
	Name:	Lin Li
	Title:	Chief Executive Officer

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